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                                                                    Exhibit 10.2

                   FORM OF EXECUTIVE STOCK PURCHASE AGREEMENT

            EXECUTIVE STOCK PURCHASE AGREEMENT dated as of January 22, 1996, by and among GCIH, INC., a Delaware corporation (the "Company"), Gerber Childrenswear, Inc., a Delaware corporation ("GCI"), ______________ (the "Executive") and Citicorp Venture Capital, Ltd., a New York corporation ("CVC").

            The Company and the Executive desire to enter into an agreement that will provide for (i) the employment of the Executive as ___________________ of the Company, (ii) the acquisition by the Executive of ________ shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common", and (iii) the acquisition by the Executive of _______ shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred") upon the terms and conditions set forth herein. All of such shares of Class B Common, Series A Preferred and all shares of capital stock hereafter acquired by the Executive are referred to herein as "Executive Stock."

            WHEREAS, the Company was formed for the purpose of acquiring all of the outstanding capital stock of GCI, pursuant to the terms of that certain stock purchase agreement ("Stock Purchase Agreement"), dated as of December 14, 1995, by and among the Company and Gerber Products Company, a Michigan corporation (the "Seller").

            The execution and delivery of this Agreement by the Company and the Executive is a condition to the purchase of certain securities of the Company by Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), pursuant to a securities purchase agreement, dated as of the date hereof (the "CVC Securities Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, CVC.

            NOW, THEREFORE, the parties hereto agree as follows:

      1. Definitions. As used herein, the following terms shall have the following meanings.

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Board" means the Company's board of directors.

            "Book Value" of each share of Vesting Executive Stock shall be equal to the quotient determined by dividing (A) the excess of Company's consolidated assets over its consolidated liabilities as of the end of the fiscal quarter immediately preceding the date of Executive's Termination, determined on a consolidated basis in accordance with GAAP less the liquidation value of all of the Company's outstanding preferred stock, if any by (B) the total number of shares of Common Stock outstanding on a fully-diluted basis (including in such calculation the aggregate
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conversion price an exercise price of all outstanding convertible securities, options and warrants).

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

            "Cause" means (i) a material breach of this Agreement by the Executive that is not susceptible to remedy or cure, or if susceptible to remedy or cure, is not cured or remedied and continues for fifteen (15) Business Days after the Board has given written notice to Executive specifying in reasonable detail the manner in which Executive has breached this Agreement, (ii) the determination by the Board, in the exercise of its reasonable judgment, that the Executive committed a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or its Subsidiaries in each case after notice to Executive and reasonable procedure for Executive to state his case to the Board, (iii) the determination by the Board, in the exercise of its reasonable judgment, that the Executive breached his duty of loyalty to the Company and its Subsidiaries after notice to Executive and reasonable procedure for Executive to state his case to the Board, or (iv) the Executive's continued failure to perform his duties to the Company and its Subsidiaries after written notice and, if susceptible to remedy or cure is not cured or remedied and continues for fifteen (15) Business Days after the Board has given written notice to the Executive specifying in reasonable detail the manner in which the Executive has continued to fail to perform his duties.

            "Common Stock" means the Class A Common, the Class B Common, the Class C Common, and the Class D Common, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

            "Executive Stock" is defined in the preamble hereto and will include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Executive Stock will cease to be Executive Stock when transferred pursuant to a Qualified Public Offering or Sale of the Company. Executive Stock will continue to be Executive Stock in the hands of any holder other than the Executive, including all transferees of the Executive (except for the Company and CVC (or its designee)), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to the Executive as a holder of Executive Stock hereunder.

            "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

            "Original Cost" of each share Vesting Executive Stock purchased on the date hereof will be equal to $1.00 per share.

            "Permanent Disability" means Executive is unable to perform, by reason of physical or mental incapacity, his duties or obligation under this Agreement, for a period of ninety (90) consecutive days or a total period of one hundred twenty (120) days in any three hundred sixty (360) day period.


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            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Qualified Public Offering" means the sale, in an under-written public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate value of at least $30 million.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, CVC and the Executives and others, as in effect from time to time.

            "Sale of the Company" means the sale of the Company, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Approving Stockholders) (a) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by the Board and holders of a majority of the outstanding shares of Common Stock issued to CVC and its Affiliates, other than Citicorp Mezzanine Partners, L.P., a Delaware limited partnership ("CMP"), voting together as a single class (the "Approving Stockholders"), and (c) pursuant to which all holders of Common Stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, by and among the Company, the Executives, CVC and others, as in effect from time to time.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

            "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 7(d) hereof.


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            "Vesting Executive Stock" means the _______ shares of Class B Common subject to vesting and stock issued in connection therewith, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization. Vesting Executive Stock will cease to be Vesting Executive Stock when transferred pursuant to a Public Sale or Sale of the Company. Vesting Executive Stock will continue to be Vesting Executive Stock in the hands of any holder other than the Executive, including all transferees of the Executive (except for the Company and CVC (or its designees)), and except as otherwise provided herein, each such other holder of Vesting Executive Stock will succeed to all rights and obligations attributable to the Executive as a holder of Executive Stock hereunder.

      2. Purchase and Sale of Executive Securities.

            (a) Upon execution of this Agreement, the Executive will purchase, and the Company will sell (i) ________ shares of Class B Common at a price of $1.00 per share, (ii) ______ shares of Class B Common at a price of $__ per share and (iii) _______ shares of Series A Preferred at a price of $100.00 per share, for a total purchase price of $__________ (the "Purchase Price"). The Company will deliver to the Executive certificates representing such shares, and on the date hereof (the "Purchase Date"), the Executive will deliver to the Company (or its designee) a check or wire transfer of immediately available funds in an amount equal to the Purchase Price less the $______ partial payment previously made by the Executive to the Company. The Purchase Date may be extended at the option of the Company and CVC.

            (b) Upon execution of this Agreement, the Executive shall execute and deliver the Stockholders Agreement.

            (c) With respect to the Vesting Executive Stock, within 30 days after the Executive purchases any Vesting Executive Stock from the Company, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

            (d) In connection with the purchase and sale of the Executive Stock hereunder, the Executive represents and warrants to the Company that:

                  (i) The Executive Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                  (ii) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting the Executive to purchase the Executive Stock.

                  (iii) The Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock and has determined that such investment in the Executive Stock is suitable for the Executive, based upon the Executive's financial situation and needs, as well as the Executive's other securities holdings.


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                  (iv) The Executive qualifies an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                  (v) The Executive:

                        (A) has not filed a registration statement which is the subject of a currently effective registration stop order entered pursuant to any state's securities law within the last five years;

                        (B) has not been convicted within the last five years of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

                        (C) is not currently subject to any state administrative enforcement order or judgment entered by the state securities administrator within the last five years or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within the last five years;

                        (D) is not subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                        (E) is not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, temporarily or preliminarily restraining or enjoining such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state.

                  (vi) The Executive is able to bear the economic risk of the Executive's investment in the Executive Stock for an indefinite period of time and the Executive understands that the Executive Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  (vii) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as the Executive has requested. The Executive has reviewed, or has had an opportunity to review, the following documents: (A) the Stock Purchase Agreement; (B) the Company's Certificate of Incorporation and Bylaws; (C) the loan agreements, notes and related documents with the Company's senior lenders;
(D) the loan agreement, notes and related documents with the Company's senior subordinated lender; and (E) all of the materials provided by the Company to any Person providing financing to the Company, including, but not limited to, the Company's pro forma balance sheet, as well as financial projections, estimates, forecasts, budgets, summaries, reports and other related documents.


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                  (viii) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

            (e) As an inducement to the Company to issue the Executive Stock to the Executive, and as a condition thereto, the Executive acknowledges and agrees that neither the issuance of the Executive Stock to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate the Executive's employment at any time for any reason.

      3. Vesting of Executive Stock. (a) (i) ________ shares of the Class B Common evidenced by certificates and stock issued in connection therewith and acquired by the Executive hereunder and (ii) 1,188.4 shares of Series A Preferred evidenced by certificates and stock issued in connection therewith are fully vested as of the date hereof and are not subject to the terms of Section 4 below. The Vesting Executive Stock originally acquired by the Executive will become vested in accordance with the following schedule if, as of each such date, the Executive is still employed by the Company or its Subsidiaries.

                                                 Cumulative Percentage of Shares
                                                      of Vesting Executive
                        Date                          Stock Which Will Vest
------------------------------------------------ -------------------------------
First anniversary of the date hereof ("Year 1")                20%

Second anniversary of the date hereof ("Year 2")               40%

Third anniversary of the date hereof ("Year 3")                60%

Fourth anniversary of the date hereof ("Year 4")               80%

Fifth anniversary of the date hereof ("Year 5")               100%

            If after the first anniversary of the date hereof, the Executive ceases to be employed by the Company or its Subsidiaries for any reason, including the death or permanent disability of the Executive, the cumulative percentage of the Vesting Executive Stock to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date.

            (b) Shares of Vesting Executive Stock which have become vested are referred to herein as "Vested Shares," and all other shares of Vesting Executive Stock are referred to herein as "Unvested Shares."

      4. Repurchase Option on Vesting Executive Stock. In the event the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Vesting Executive Stock (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by the Company and CVC (or its designees) pursuant to the terms and conditions set forth in this Section 4 (the "Repurchase Option").

            (a) (i) The purchase price for each Unvested Share of Vesting Executive Stock will be the Executive's Original Cost for such share; (ii) the purchase price for each Vested Share


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of Vesting Executive Stock will be the Book Value for such share; and (iii)
notwithstanding the foregoing, if the Executive's Termination was for Cause, then the purchase price for each Vested Share and each Unvested Share will be the Executive's Original Cost.

            (b) In the event that the Company or CVC exercises the Repurchase Option and an Approved Sale or Qualified Public Offering (each a "Qualified Transfer") occurs within one (1) year following the Executive's Termination, the purchase price received by the Executive pursuant to the terms of Section 4(a)(ii) above shall be increased (but not decreased) by an amount (the "Repurchase Price Adjustment") equal to (i), in the case of an Approved Sale, the difference between the Book Value received for each share and the price per share which the Executive would have received had the Executive held such shares at the time of the Qualified Transfer and (ii) in the case of a Qualified Public Offering, the net price received by the Company in connection therewith assuming (for purposes of this calculation only) that as of such date Executive's Vesting Executive Stock remained outstanding. The Repurchase Price Adjustment shall be payable by the Company to the Executive upon consummation of a Qualified Transfer.

            (c) The Board may elect to cause the Company to purchase (i) all or a portion of the Unvested Shares and/or, (ii) all or a portion of the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Vesting Executive Stock within 90 days after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of shares of Vesting Executive Stock to be repurchased by the Company shall first be satisfied to the extent possible from the Vesting Executive Stock held by the Executive at the time of delivery of the Repurchase Notice. If the shares of Vesting Stock then held by the Executive are less than the total number of shares of Vesting Executive Stock the Company has elected to purchase the Company shall purchase the remaining Vesting Executive Stock elected to be purchased from the other holder(s) of Executive Stock, pro rata according to the amount of such Vesting Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares and Vested Shares to be repurchased hereunder will be allocated among the Executive and the other holders of Vesting Executive Stock (if any) pro rata according to the number of shares of Vesting Executive Stock to be purchased from such Persons.

            (d) If for any reason the Company does not elect to purchase all of the shares of Vesting Executive Stock that are subject to such Repurchase Option, pursuant to the Repurchase Option, CVC (or its designees) shall be entitled to exercise the Repurchase Option for the Vesting Executive Stock the Company has not elected to purchase (the "Available Securities"). Of the Available Securities, the Vested Shares are referred to herein as "Available Vested Shares" and Unvested Shares are referred to herein as "Available Unvested Shares". As soon as practicable after the Company has determined that there will be Available Securities, but in any event within 180 days after the Termination, the Company shall give written notice (the "Option Notice") to CVC (or its designees) setting forth the number of Available Vested Shares, Available Unvested Shares, and the purchase price for each of such Available Securities. CVC (or its designees) may elect to purchase all or a portion of (i) Available Vested Shares, and/or (ii) all or a portion of the Available Unvested Shares by giving written notice to the Company within 90 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the


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expiration of the 90-day period set forth above, the Company shall notify each holder of Vesting Executive Stock as to the number of Vested Shares or Unvested Shares being purchased from such holder by CVC (or its designees) (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of such Vesting Executive Stock, the Company shall also deliver written notice to CVC (or its designees) setting forth the number of Vested Shares and Unvested Shares which CVC (or its designees) is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

            (e) The closing of the purchase of the Vesting Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be later than the 60th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Book Value is finally determined) nor earlier than the fifth day after such delivery. The Company and/or CVC (or its designee) will pay for the Vesting Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds. The purchasers of Vesting Executive Stock hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell and to require all sellers' signatures to be guaranteed.

            (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Vesting Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law. If any such restrictions prohibit the repurchase of Vesting Executive Stock hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

      5. Restrictions on Transfer.

            (a) The Executive Stock will bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMP TION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SIGNATORY THERETO DATED AS OF JANUARY 22, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) No holder of Executive Stock may sell, transfer or dispose of any shares of Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and


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substance to the Company) that neither registration nor qualification under the
Securities Act and applicable state securities laws is required in connection with such transfer.

            (c) Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

      6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Executive that:

            (a) Immediately following the consummation of the transactions contemplated hereby, the authorized capital stock of the Company shall consist of (i) 661,655.1 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common") of which 661,655.1 shares shall be issued and outstanding,
(ii) 144,594.9 shares of Class B Common, of which 144,594.9 shares shall be issued and outstanding, (iii) 2,500.0 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common") of which 2,500.0 shares shall be issued and outstanding, (iv) 191,250.0 shares of Class D Common Stock, par value $0.01 per share (the "Class D Common") of which 191,250.0 shares shall be reserved for issuance upon exercise of the Warrant held by Citicorp Mezzanine Partners, L.P., a Delaware limited partnership, and (v) 117,402.5 shares of Series A Preferred of which 117,402.5 shares shall be issued and outstanding. Except as set forth in this Section 6(a) and except for capital stock of the Company's Subsidiaries owned directly or indirectly by the Company, as of immediately following the consummation of the transactions contemplated hereby, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of immediately following the consummation of the transactions contemplated hereby, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

            (b) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Executive Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Executive Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for (i) the Stockholders Agreement, (ii) the Registration Rights Agreement and (iii) the Executive Stock Purchase Agreements dated as of the date hereof by and between the Company and certain employees of the Company.


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      7. Employment.

            (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Purchase Date and ending as provided in Section 7(d) (the "Employment Period").

            (b) Position and Duties.

                  (i) Commencing on the Closing Date and continuing during the Employment Period, Executive shall serve as ___________ of the Company under the supervision and direction of the Company's and GCI's respective boards of directors.

                  (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity which does not constitute Permanent Disability) to the business and affairs of the Company, GCI and its Subsidiaries. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The Executive shall not be required to change his principal residence from the New York metropolitan area.

            (c) Base Salary and Benefits.

                  (i) In order to induce the Executive to enter this Agreement and commence employment hereunder, the Company shall pay to the Executive a bonus payment of $______ (the "Signing Bonus") on the Purchase Date. The Signing Bonus shall be payable in a single installment, and shall be subject to customary withholding.

                  (ii) During the Employment Period, Executive's base salary shall be $_______ per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                  (iii) Executive Bonus. (A) As soon as practicable following the execution of this Agreement, the Board shall, in good faith, adopt an incentive performance plan based on discussions with the Executive and management and based upon the pro forma plans and projections which management has previously submitted to the Company (the "1996 Plan"). If the criteria of the 1996 Plan are completely achieved, the Executive's bonus (in any year, the "Bonus") for the fiscal year ended December 31, 1996 (the "1996 Bonus") shall be determined in accordance with the provisions of the 1996 Plan, and shall not be less than $148,000.

                        (B) Thereafter during the Employment Period and promptly following the end of each fiscal year, the Board will engage in similar discussions with the Executive and management and shall in good faith, adopt annual incentive performance plans.

                  (iv) In addition to the Base Salary and any Bonuses payable to the Executive pursuant to Section 7(c), Executive shall be entitled, during the Employment Period, to the following benefits (collectively, "Benefits"):


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                        (A) The Executive shall be entitled to participate in
all of the Company's or the Subsidiaries' employee benefit programs for which senior executive employees of the Company or its Subsidiaries are generally eligible on the same terms and conditions as such senior executive employees;

                        (B) The Company will pay the premiums on a term life insurance policy in the amount of $625,000, to be obtained by the Executive for the benefit of the Executive or such other beneficiary as the Executive shall name therein; and

                        (C) The Company will pay the dues of the Executive for the Executive's membership in the Harmonie Club and any reasonable business expenses related thereto.

                  (v) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's and its Subsidiaries' policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company and its Subsidiaries' requirements with respect to reporting and documentation of such expenses.

            (d) Term.

                  (i) The Employment Period shall end on January 22, 2001, subject to earlier termination (A) by reason of the Executive's death or Permanent Disability, (B) by resolution of the directors constituting a majority of the Board's voting power, with or without Cause or (C) upon the Executive's voluntary resignation.

                  (ii) Termination for Cause. If the Employment Period is terminated by the Company for Cause, the Executive shall be entitled to his Base Salary through the date of termination, but shall not be entitled to any further Base Salary or any Bonus or Benefits for that year or any future year, or to any severance compensation of any kind, nature or amount.

                  (iii) Death or Disability. If Executive's employment is terminated as a result of his death or Permanent Disability, the Company shall pay to Executive or his estate, as applicable, (A) all previously earned and accrued but unpaid Base Salary up to the date of such termination and for eighteen (18) months following the date of such termination determined for such period pursuant to the terms of Section 7(c)(ii) above, and (B) an amount equal to his Bonus for the year preceding the Termination Year, proportionately reduced based upon the number of days remaining in the Termination Year after the date of Termination; provided in each case, however, that neither Executive nor his estate shall be entitled to any further Base Salary or any Bonus or Benefits for that year or any future year.

                  (iv) Resignation. If the Employment Period terminates as a result of Executive's voluntary resignation, the Executive shall be entitled to his Base Salary through the date of termination, but shall not be entitled to any further Base Salary or any Bonus or Benefits for that year or any future year, or to any severance compensation of any kind, nature or amount.

                  (v) Termination Without Cause. Subject to paragraph 7(d)(vi), if the Employment Period is terminated other than pursuant to paragraphs (ii),
(iii), or (iv) above,

Executive shall be entitled to (A) all previously earned and accrued but unpaid Base Salary up to the date of such termination, and for eighteen (18) months following the date of such termination determined for such period pursuant to the terms of Section 7(c)(ii) above, and (B) an amount equal to his Bonus for the year preceding the Termination Year, proportionately reduced based upon the number of days remaining in the Termination Year after the date of Termination; provided in each case, however, that the Executive shall not be entitled to any further Base Salary or any Bonus or Benefits for that year or any future year.

                  (vi) Executive agrees that Executive shall be entitled to the payments provided for in paragraph 7(d)(v) if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 8, 9 and 10 hereof and does not breach such sections at any time during the period for which such payments are to be made; provided, that the Company's obligation to make such payments will terminate upon the occurrence of any such breach during such severance period.

                  (vii) Any payments pursuant to this Section 7(d) shall be made in monthly installments on the payment dates on which Executive's Base Salary would have otherwise been paid if the Employment Period had continued, and as of the date of the final such payment none of the Company, or any of its Subsidiaries shall have any further obligation to Executive pursuant to this
Section 7(d) except as provided by law. In the event that the Company fails to tender to the Executive two (2) payments pursuant to this Section 7(d) within five Business Days of when such payment was due pursuant to the terms of the preceding sentence (each an "Untendered Severance Payment"), the Company shall accelerate all remaining payments due to the Executive pursuant to this Section 7(d) (the "Accelerated Severance Payments"). The Accelerated Severance Payments shall be payable by the Company to the Executive in one installment no later than five Business Days following the date that the last Untendered Severance Payment was due to be paid to the Executive.

                  (viii) Executive hereby agrees that no severance compensation of any kind, nature or amount shall be payable to Executive except as expressly set forth in this Section 7(d), and except for such payments, Executive hereby irrevocably waives any claim for severance compensation.

                  (ix) All of Executive's rights to Benefits and Bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

                  (x) All obligations of the Company to the Executives under this Section 7 will be deemed the joint and several obligations of the Company and GCI.

            8. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of such

Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company or any Subsidiary which he may then possess or have under his control.

      9. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or any of its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

      10. Non-compete, Non-solicitation.

            (a) Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the time he is employed by the Company and its Subsidiaries and for eighteen months thereafter if the Executive is entitled to receive any payments pursuant to the terms of Section 7(d) hereof (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. For purposes of this Section 10(a), the Non- Compete Period shall terminate and the Executive shall be released from his obligations under this
Section 10(a), if at any time after a Termination an Executive who is eligible to receive payments pursuant to the terms of Section 7(d) hereof irrevocably and unconditionally waives in writing all rights to such payments.

            (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company or its Subsidiaries, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Executive's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company or any Subsidiary. For purposes of Section 10(b)(ii) and (iii), the Non-Compete Period shall terminate and the Executive shall be released from his obligations under Section 10(b)(ii) and (iii) if at any time after a Termination an Executive who is eligible to receive payments pursuant to the terms of
Section 7(d) hereof irrevocably and unconditionally waives in writing all rights to such payments.

            (c) Executive agrees that: (i) the covenants set forth in this
Section 10 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement.

            (d) If, at the time of enforcement of this Section 10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            (e) Executive recognizes and affirms that in the event of his breach of any provision of this Section 10, money damages would be inadequate and the Company and CVC would have no adequate remedy at law. Accordingly, Executive agrees that in the event of a breach or a threatened breach by Executive of any of the provisions of this Section 10, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

      11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with a confirmation of receipt and accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           GCIH, Inc.
                           531 Main Street
                           Greenville, S.C. 29602
                           Attention:  President
                           Telecopy No.: (803) 240-5977

                  With a copy to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  John Weber
                           Telecopy No.:  (212) 888-2940

                  To the Executive:

                           c/o Gerber Childrenswear, Inc.
                           1333 Broadway, 7th Floor
                           New York, New York 10018
                           Attention:  [Executive]
                           Telecopy No.: (212) 268-7364

                  With a copy to:

                           [Executive's Counsel]
                           ---------------------
                           ---------------------
                           ---------------------
                           Attention:  _________
                           Telecopy No.: _______

                  To CVC:

                           Citicorp Venture Capital
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  John Weber
                           Telecopy No.:  (212) 888-2940

                  With a copy to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kirk A. Radke, Esq.
                           Telecopy No.:  (212) 446-4900

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

      12. Miscellaneous.

            (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such securities for any purpose.

            (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (c) Complete Agreement. This Agreement, the Stockholders Agreement, the Registration Rights Agreement and the Letter Agreement dated as of January 22, 1996 between the Executive, the Company and CVC embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, CVC and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

            (f) Third Party Beneficiary. This Agreement is intended for the benefit of, and will be enforceable by, CVC.

            (g) Governing Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions con cerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (h) Remedies. Each of the parties to this Agreement (including CVC) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and CVC.


                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Executive Stock Purchase Agreement as of the date first written above.

                                          GCIH, INC.

                                          By:         /s/ Richard Solar
                                             ---------------------------------
                                          Name:    Richard Solar
                                          Title:   Senior Vice President


                                          GERBER CHILDRENSWEAR, INC.

                                          By:         /s/ David H. Jones
                                             ---------------------------------
                                          Name:    David H. Jones
                                          Title:   President


                                          ---------------------------------
                                          [EXECUTIVE]



Agreed and Accepted:

CITICORP VENTURE CAPITAL, LTD.

By:
   -----------
Name:
Title:

                                CONSENT OF SPOUSE

            The undersigned spouse of the Executive named in the attached Agreement has read and understands the terms of the Agreement and has had an opportunity to discuss it with individuals of her choice. The undersigned understands that even if the securities referred to in the Agreement are considered to be a part of the "marital property" belonging to her and the Executive, the Agreement restricts the transfer or distribution of those securities to anyone other than the Executive, a "Permitted Transferee" as such term is defined in the Stockholders Agreement, the company which issued the securities and certain other persons. The undersigned agrees to these restrictions and waives any rights (other than to the economic value of such securities) she might otherwise have in those shares as specifically identifiable property.


                                          ------------------
                                          (Signature)


                                          ------------------
                                          (Print Name)

                                                                       EXHIBIT A

                                                                    ______, 1996

                  ELECTION TO INCLUDE STOCK AND NOTES IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


            The undersigned purchased shares of Common Stock, par value $0.01 per share (the "Shares"), of GCIH, Inc. (the "Company") on January __, 1996. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code ss.83(b) at the time he purchased the Securities.

            Therefore, pursuant to Code ss.83(b) and Treasury Regula tion ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1996 the excess (if any) of the Shares' fair market value on January __, 1996 over the purchase price thereof.

            The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

            1. The name, address and social security number of the undersigned:

                  Name:
                       -------------------------------
                  Address:
                           ---------------------------------

                           ---------------------------------
                  SSN:
                           ---------------------------------

            2. A description of the property with respect to which the election is being made: _________ shares of GCIH, Inc. Common Stock, par value $0.01 per share.

            3. The date on which the property was transferred: January ___, 1996. The taxable year for which such election is made: calendar 1996.

            4. The restrictions to which the property is subject: If during the first five years after the purchase of the Shares the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares will be subject to repurchase by the Company at cost, and at any time prior to a public offering by the Company or a sale of the Company the undersigned ceases to be employed by the Company or any of its subsidiaries, the vested portion of the Shares will be subject to repurchase by the Company at book value. One-fifth of the Shares will become vested shares on each of the first five anniversary dates of the purchase of the Shares.

            5. The fair market value on January __, 1996 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1.00 per Share.

            6. The amount paid for such property: $1.00 per Share.

            A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).


Dated: _____________, 199             __________________________
                                              Name:  [Executive]



                                       -2-